                                                                    Exhibit 99.5

                            CERTIFICATE OF CORRECTION

                                       TO

                      CERTIFICATE OF DESIGNATION OF POWERS,
             PREFERENCES AND RIGHTS OF THE SERIES B PREFERRED STOCK

                                       OF

                               SOFTLOCK.COM, INC.

                                    ---------



         SOFTLOCK.COM, INC., a Delaware corporation (the "Corporation certifies that:

         FIRST: A Certificate of Designation of the Series B Preferred Stock (the "Certificate") was filed with the Delaware Secretary of State on February 10, 2000 and this Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

         SECOND: The defects in the Certificate are as follows:

         A. The clause " provided that at such time the Tudor Entities and/or their Affiliates (if any) meet the Ownership Threshold determined in accordance with Section 7(c)" shall be added to the parenthetical phrase in Sections 7(a) and 7(b) that reads "which majority shall include one or more of the Tudor Entities or their Affiliates".

         B. The following shall be added to the end of Section 8: "(vi) the 2,812 figure set forth in Section 7(a)."

         THIRD: Appendix 1 to the Certificate is corrected to read in its entirety as set forth in the attached revised Appendix 1.


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


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Douglas R. Johnson, its Executive Vice President and Chief Financial Officer, this 11th day of February, 2000.

                                            /s/ Douglas R. Johnson
                                            ------------------------------------
                                            Douglas R. Johnson
                                            Executive Vice President and
                                            Chief Financial Officer

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                                   APPENDIX I

         WHEREAS, the Amended and Restated Certificate of Incorporation (the "Restated Certificate") of this Corporation provides for a class of its authorized shares known as preferred stock, comprising 5,000,000 shares, issuable from time to time in one or more series;

         WHEREAS, the Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including any sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or all or any of them; and

         WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, has fixed the powers, preferences and rights of a series of preferred stock designated the "Series A Preferred Stock" (the "Series A Preferred") pursuant to a Certificate of Designation of Powers, Preferences and Rights of the Series A Preferred Stock (the "Series A Certificate") filed with the Secretary of State of the State of Delaware on December 28, 1999 and amended on January 13, 2000.

         WHEREAS, it is now the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the powers, preferences and rights of another series of preferred stock designated the "Series B Preferred Stock."

         WHEREAS, the Corporation has obtained the necessary consents of the holders of Series A Preferred to permit the issuance and sale of the Series B Preferred Stock with the powers, preferences and rights set forth herein.

         NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby provide for the issuance of a series of preferred stock of the Corporation, consisting of 46,875 shares designated as "Series B Preferred Stock," and does hereby fix and determine the relative powers, preferences and rights relating to said Series B Preferred Stock as follows:

1. DESIGNATION. The series of Preferred Stock shall be designated the "Series B Preferred Stock" ("Series B Preferred"). The Series A Preferred, the Series B Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as "Preferred Stock" or "Preferred." The number of shares constituting the Series B Preferred shall be 46,875.

2.       DIVIDEND RATE AND RIGHTS.

         Each holder of shares of Series B Preferred shall be entitled to receive, out of funds legally available for the declaration of dividends, for each share of Series B Preferred registered in his, her or its name on the stock transfer books of the Corporation, dividends if, when and as declared by the Corporation's Board of Directors.

         Except for the Dividend Rate (as defined in the Series A Certificate) payable on the Series A Preferred under the Series A Certificate, each holder of shares of Series B Preferred and Series A Preferred shall be entitled to receive dividends on a pari passu basis. This provision is for the benefit of the Series A Preferred and the Series B Preferred and shall be deemed a preference, right and power of the Series A Preferred.

         Dividends paid on the Series B Preferred in an amount less than the total amount of such dividends at the time declared and payable on the Series B Preferred shall be allocated pro rata on a share-by-share basis among all such shares of Series B Preferred then outstanding.

         The holders of the Corporation's Common Stock shall be entitled to dividends when, as, and if declared by the Board of Directors, pro rata among the holders thereof based upon the number of shares of Common Stock held by such holder, subject to the dividend preference set forth in the Series A Certificate and to the declaration of a pro-rata dividend with respect to all outstanding shares of the Series B Preferred on an as converted basis.

3.       CONVERSION INTO COMMON STOCK.

The holders of the Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

         (a) RIGHT TO CONVERT. Each share of Series B Preferred shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $160.00 (as adjusted from time to time in accordance with Section 8 hereof) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. If more than one share of the Series B Preferred shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series B Preferred so surrendered. Each share of Series B Preferred shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be $1.60 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible, as hereinafter provided.

         (b) AUTOMATIC CONVERSION. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the first to occur of the following: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price resulting in gross proceeds to the Corporation and the holders of the Series B Preferred as sellers of not less than $20,000,000, before deducting underwriting commissions, provided that the offering price per share of Common Stock is not less than $6.40 (as adjusted from time to time in accordance with Section 8) (a "Qualified Public Offering"), or (ii) election by holders of at least two-thirds of the outstanding shares of Series B Preferred. In the event of an automatic conversion of Series B Preferred pursuant to this Section 3(b), the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred shall not be deemed to have converted their Series B Preferred until (i) immediately prior to the closing of a Qualified Public Offering, or (ii) the receipt by the Secretary of the Corporation of a written election by the holders of at least two-thirds of the then outstanding shares of Series B Preferred, as applicable.

         If the holders of shares of Series B Preferred are required to convert the outstanding shares of Series B Preferred pursuant to this Section 3(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

         (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Except in the case of a conversion pursuant to Section 3(b), before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed (or if such certificates have been lost, stolen, or destroyed, such holder executes and delivers an agreement, in a form satisfactory to the Corporation and its transfer agent to indemnify them from any loss incurred by it in connection therewith), at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that he, she or it elects to convert the same. Upon the date of a conversion pursuant to Section 3(b), any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date and all rights of such party as a holder of Series B Preferred shall cease, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series B Preferred. A holder surrendering his, her or its certificate or certificates shall notify the Corporation of his, her or its name or the name or names of his, her or its nominees in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Series B Preferred being converted, the Corporation's obligation under this Section 3(c) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (l0) days of such surrender), issue and deliver at such office to such holder of Series B Preferred, or to his, her or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 3(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 3(d), the following definitions shall apply:

                           (1) "OPTION" shall mean options, warrants or other
                  rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           (2) "CONVERTIBLE SECURITIES" shall mean any evidences
                  of indebtedness, shares (other than Common Stock, 36,765 shares of Series A Preferred issued as of the date hereof and any shares of Series A Preferred subsequently issued to Apex Investment Fund IV, L.P., Apex Strategic Partners IV, LLC, Ascent Venture Partners III, L.P., RSA Security Inc., SI Venture Fund II, L.P. or any affiliate ("SI") or any affiliate of such entities (collectively, the "Series A Purchasers"), warrants to purchase 1,964 shares of Series A Preferred issued to SI or the Series B Preferred) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (3) "ADDITIONAL SHARES OF COMMON Stock" shall mean
                  any or all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Initial Issuance Date, other than shares of Common Stock issued or issuable:

                  (A) upon conversion of the 36,765 shares of Series A Preferred issued as of the date hereof, any shares of Series A Preferred issued to the Series A Purchasers after the date hereof and the warrants to purchase 1,964 shares of the Series A Preferred issued to SI; or

                  (B)      upon conversion of shares of Series B Preferred; or

                  (C) to employees, officers or directors of, or consultants to, the Corporation pursuant to the Corporation's 1998 Stock Plan (the "Plan"), provided that the number of shares so issued or issuable shall not exceed 5,000,000 (as adjusted from time to time in accordance with Section 8) (the "Reserved Employee Shares"); or

                  (D) to financial institutions in connection with borrowing or lease financing arrangements of the Corporation made with the approval of the entire Board of Directors"), provided that the number of shares so issued or issuable shall not exceed 500,000 (as adjusted from time to time in accordance with Section 8); or

                  (E) to strategic partners or licensors of the Corporation in transactions approved by the Board of Directors; provided that the number of shares so issued or issuable shall not exceed 1,500,000 (as adjusted from time to time in accordance with Section 8).

                  (ii) NO ADJUSTMENT OF CONVERSION PRICE. Subject to the provisions of Section 3(d)(iii)(2) and Section 3(d)(vi) below, no adjustment in the number of shares of Common Stock into which any series of the Series B Preferred is convertible shall be made, by adjustment in the Conversion Price of the Series B Preferred in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (1) OPTIONS AND CONVERTIBLE SECURITIES. In the event
                  the Corporation at any time or from time to time after the Initial Issuance Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

                  (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(d)(iii)(l), or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above;

                  (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                  (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(iii) as of the actual date of their issuance.

                           (2) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND
                  SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Initial Issuance Date for the Series B Preferred shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                  (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                  (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                           If such record date shall have been fixed and such
                  dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(iii) as of the time of actual payment of such dividend.

                  (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(2), which event is dealt with in Section 3(d)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to the price determined as follows:

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                           (1) ADJUSTMENT PRIOR TO EFFECTIVENESS OF REGISTRATION
                  STATEMENT AND ACCEPTANCE OF LISTING APPLICATION. If such issuance occurs during the period either prior to the effectiveness of the registration statement for the Series B Preferred (the "Series B Registration Statement") required by
                  Section 7.17(a) of the Series B Purchase Agreement dated as of February 10, 2000 (the "Purchase Agreement") or prior to the acceptance for listing and trading by Nasdaq of the Corporation's SmallCap Market Listing Application required by
                  Section 7.17(a) of the Purchase Agreement (the "Listing Application"), then the Conversion Price shall be reduced to equal the price at which such Additional Shares of Common
                  Stock were issued.

                           (2) ADJUSTMENT AFTER EFFECTIVENESS OF REGISTRATION
                  STATEMENT AND ACCEPTANCE OF LISTING APPLICATION. If such issuance occurs after both of (x) the effectiveness of the Series B Registration Statement and (y) the acceptance by Nasdaq of the Listing Application, then the Conversion Price shall be reduced by dividing (a) the sum of (i) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Series A Preferred and the Series B Preferred, and the conversion, exchange or exercise of all outstanding warrants, options and other convertible securities, whether or not such options, warrants or convertible securities are actually exercisable at such time. As an example to illustrate the adjustment of the Conversion Price under this Section 3(d)(iv)(2) and assuming that the Corporation issues Additional Shares of Common Stock in the amount of 3,000,000 shares of Common Stock for total cash consideration of $2,250,000, the Conversion Price in effect immediately prior to such issue or sale is $1.00, the number of shares of Common Stock actually outstanding immediately prior to such issue or sale is 15,000,000, the number of shares deemed outstanding assuming exercise or conversion of the conversion of the Series A Preferred, the Series B Preferred, and the conversion, exchange or exercise of all outstanding warrants, options and other convertible securities Convertible Securities is 5,000,000, the Conversion Price (rounded to two decimal places) would be reduced as follows:

                        ($1.00 X 20,000,000) + $2,250,000
                        ---------------------------------
                                   23,000,000                      = $.97

                  (v)  DETERMINATION OF CONSIDERATION. For purposes of this
         Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1)     CASH AND PROPERTY:  Such consideration shall:

                  (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (B) insofar as it consists of property other than cash, be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation and shall otherwise be deemed to have a value equal to its fair market value; and

                  (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) OPTIONS AND CONVERTIBLE SECURITIES. The
                  consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii)(l) shall be determined by dividing

                           (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (VI) ADJUSTMENT FOR STOCK DIVIDENDS, STOCK DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                           (1) STOCK DIVIDENDS, STOCK DISTRIBUTIONS OR
                  SUBDIVISIONS. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(d)(iii)(2) in a stock dividend, other stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

                           (2) COMBINATIONS OR CONSOLIDATIONS. In the event the
                  outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

                  (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3), each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Series

         B Preferred such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

                  Upon the occurrence of a consolidation or merger of the Corporation with or into another corporation, or the conveyance of all or substantially all of the assets of the Corporation to another corporation (unless upon consummation thereof the holders of voting securities of the Corporation own directly or indirectly more than fifty percent (50%) of the voting power to elect directors of the consolidated or surviving or acquiring corporation), each holder of Series B Preferred shall have the option of electing treatment of its shares of Series B Preferred under this Section 3(d)(vii) in lieu of
         Section 4(d) hereof.

                  (viii) NO ADJUSTMENT IN CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary contained herein, there shall be no adjustment pursuant to this Section 3(d)):

                           (1) APPROVAL OF SERIES B PREFERRED. if prior to the
                  issuance of Additional Shares of Common Stock, Options or Convertible Securities, the Corporation receives written notice from the holders of two-thirds of the then outstanding shares of Series B Preferred agreeing that no such adjustment shall be made as the result of such issuance; or

                           (2) CERTAIN DISTRIBUTIONS. with respect to shares of
                  Common Stock issued or issuable (x) as a dividend or distribution on both Series A Preferred and Series B Preferred pro rata on an as converted basis or (y) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock described in the foregoing clause (x).

         (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

         (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series B Preferred.

         (g) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series B Preferred at least ten (l0) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (h) COMMON STOCK RESERVED. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred.

7. (i) NO REISSUANCE OF SERIES B PREFERRED. Shares of Series B Preferred that are converted into shares of Common Stock as provided herein shall not be reissued.

8. (j) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred which is being converted.

9.
10. (k) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series B Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred in any manner which interferes with the timely conversion of such Series B Preferred, except as may otherwise be required to comply with applicable securities laws.

11.
12. (l) DEFINITION OF COMMON STOCK. As used in this Section 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.01 per share, as constituted on the date of filing of this Certificate of Designation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series B Preferred shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designation.

4.       LIQUIDATION PREFERENCE.

         (a) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, each holder of shares of Series B Preferred shall be entitled to receive, on a pari passu basis with holders of the Series A Preferred and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of preferred stock which is junior to the Series B Preferred, by reason of his, her or its ownership thereof, an amount per share of the Series B Preferred equal to $160.00 (as adjusted from time to time in accordance with Section 8) (plus any dividends which, pursuant to Section 2 hereof, have been declared but remain unpaid at such time). After the payment to such holders of such preferential amount and payment to the holders of the Series A Preferred of the preferential amount set forth in the Series A Certificate, any remaining assets shall be distributed to the holders of Common Stock. Notwithstanding the foregoing, if the amount that the holders of Series B Preferred would receive in value if converted to Common Stock in connection with a liquidation or deemed liquidation is greater than $160.00 (as adjusted from time to time in accordance with Section 8) per share of Series B Preferred (plus any dividends which, pursuant to Section 2 hereof, have been declared but remain unpaid at such time), then the holders of Series B Preferred shall receive such greater amount in lieu of such liquidation amount together with holders of the Series A Preferred if required by the Series A Certificate and the holders of the Corporation's Common Stock.

         (b) PRO RATA DISTRIBUTION. If the assets or surplus funds to be distributed to the holders of (i) the Series A Preferred under the Series A Certificate, (ii) the Series B Preferred under Section 4(a) and (iii) any other series of Preferred Stock ranking on a parity with the Series A Preferred and Series B Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among (i) the holders of the Series A Preferred (to the extent provided under the Series A Certificate), (ii) the holders of the Series B Preferred (to the extent provided in Section 4(a) hereof) and (iii) the holders of such other series of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         (c) SERIES B PREFERRED PRIORITY. All of the preferential amounts to be paid to the holders of (i) the Series A Preferred under the Series A Certificate, (ii) the Series B Preferred under this Section 4 and (iii) the holders of any other series of Preferred Stock ranking on a parity with the Series B Preferred shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series B Preferred in connection with such liquidation, dissolution or winding up.

         (d) CONSOLIDATION, MERGER, SALE OF ASSETS. Upon the written election of the holders of a majority of the outstanding shares of the Series B Preferred, a consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section 4(a) unless, upon consummation of such consolidation or merger or sale of assets, the holders of voting securities of the Corporation own directly or indirectly more than fifty percent (50%) of the voting power to elect directors of the consolidated or surviving or acquiring corporation, provided, however, that each holder of Series B Preferred shall have the right to elect the benefits of the provisions of Section 3(d)(vii) hereof in lieu of receiving payment in such liquidation, dissolution or winding up of the Corporation pursuant to this Section 4.

                  (i) VALUATION OF CONSIDERATION OTHER THAN CASH. Any consideration other than cash to be delivered to the holders of the Series B Preferred Stock upon the closing of any such consolidation, merger or sale shall be valued as follows:

                  (A) For securities not subject to restrictions on transfer an investment letter or other similar restrictions on free marketability:

                           (x) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of such securities on such exchange over the 30-day period ending three (3) days prior to such closing;

                           (y) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to such closing.

                   (B) If the securities are subject to investment letter or other restrictions on free marketability, the Board of Directors shall make an appropriate discount from the market value determined as described above and shall notify all holders of shares of the Series B Preferred of such valuation. If there is no active public market for the securities to be delivered or if the consideration is not cash or securities, the Board of Directors shall first determine in good faith and with due care the value of such assets for such purpose and shall notify all holders of the Series B Preferred of such determination. The value of such assets for purposes of the distribution under this Section 4(c) shall be the value as so determined by the Board of Directors, unless the holders of a majority of the outstanding shares of Series B Preferred shall object thereto in writing within 15 days after the date of such notice.

                  (ii) DISPUTE RESOLUTION. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator mutually agreed upon and selected by the objecting holders of Series B Preferred and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting holders in accordance with subsection (c), the valuation of such assets shall be determined by an arbitration in which (i) the objecting holders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine by majority vote the valuation of such assets within 15 days thereafter for purposes of such distribution. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Series B Preferred (on a pro rata basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of the Series B Preferred shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in Boston, Massachusetts, in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the Corporation and the holders of the Series B Preferred, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

5.       VOTING RIGHTS.

         (a) NUMBER OF VOTES. Except as otherwise required by law, in any relevant agreement and the provisions of Section 5 of the Series A Certificate which gives the holders of the Series A Preferred the right to elect one member of the Board of Directors, the holders of Series A Preferred, the holders of Series B Preferred and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as a single class of capital stock upon any matter submitted to shareholders of the Corporation for a vote, on the following basis:

                  (i) Holders of Common Stock shall have one vote per share; and

                  (ii) Holders of Series A Preferred shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Series A Preferred held by such holder is convertible at the time of such vote.

                  (iii) Holders of Series B Preferred shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Series B Preferred held by such holder is convertible at the time of such vote.

         (b) QUORUMS. Except as otherwise required by law and for the election of the Series A director in accordance with the Series A Certificate and so long as shares of the Series B Preferred remain outstanding, the presence in person, by teleconference or by proxy of the holders of shares constituting a majority of the votes entitled to vote thereat, calculated in accordance with Section 5(a) hereof, shall constitute a quorum for the purpose of transaction of business at all meetings of shareholders.

6.       REDEMPTIONS

         (a)      CONDITIONS.

                  (i) REDEMPTION CONDITIONS. If, on or after May 31, 2001, there remain outstanding shares of Series B Preferred that have not been converted to Common Stock and the Series B Registration Statement covering the Common Stock issuable upon conversion of the Series B Preferred has not been declared effective or the shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Series B Preferred) have not been accepted for listing on the Nasdaq SmallCap Market or Nasdaq National Market System, the holders of a majority of the then outstanding shares of Series B Preferred may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series B Preferred, at the Redemption Price (as defined in Section 6(b) below), payable in cash in accordance with the schedule set forth in paragraph (ii) below.

                  (ii) REDEMPTION TIMING. Redemptions pursuant to this paragraph
         (a) shall be made in two (2) equal installments on May 31, 2001 and May 31, 2002; provided that if the election to redeem is not made at least thirty (30) days prior to May 31, 2001 or if the valuation necessary for such redemption is not completed at least thirty (30) days prior to May 31, 2001, then the Corporation shall pay such first redemption installment thirty (30) days after the date of such election or completion of the valuation and the second redemption installment one
         (1) year thereafter. The date that any installment is due pursuant to the foregoing is referred to herein as a "Redemption Date". The number of shares of Series B Preferred Stock required to be redeemed on any Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Redemption Date by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption effected pursuant to this Section 6(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by them. A notice of redemption from the Corporation shall state the number of shares of Series B Preferred to be redeemed.

                  (iii) INSUFFICIENT FUNDS. Redemptions shall only be permitted to the extent permitted under the General Corporation Law of Delaware. The Corporation shall, to the fullest extent permitted by law, do all things necessary to redeem the Series B Preferred and make the payments therefor required by this Section 6. If in any given year in which redemption is requested sufficient funds are not legally available for such redemption on the Redemption Date to redeem all of the shares of Series B Preferred then due to be redeemed, any and all such unredeemed shares shall be carried forward and redeemed together with other shares of Series B Preferred which are due to be redeemed, at such time and to the extent that funds of the Corporation are legally available therefor. The shares of Series B Preferred which are subject to redemption but which have not been redeemed and as to which the Redemption Price is not paid or set aside due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences and privileges of the Series B Preferred until such shares have been redeemed and the Redemption Price has been paid or otherwise set aside with respect thereto.

         (b)      REDEMPTION PRICE.

                 (i) REDEMPTION PRICE. The price at which the shares of Series B Preferred shall be redeemed (the "Redemption Price") shall be greater of the (A) $160 (as adjusted from time to time in accordance with Section 8) per share plus declared but unpaid dividends due on the Series B Preferred or (B) the then current fair market value per share, based on a valuation of the Corporation as finally determined in accordance with Sections 6(b)(ii)-(iv) below as of the applicable Redemption Date, plus all declared and unpaid dividends thereon.

                  (ii) INITIAL VALUATION METHODOLOGY. Promptly upon receipt of a notice of redemption, the Corporation and the holders of a majority of the shares of Series B Preferred shall mutually agree on the valuation of the Corporation. In the event such an agreement cannot be reached within fifteen (15) days after delivery of a notice of redemption, the Corporation shall retain a nationally recognized, reputable investment banking firm reasonably acceptable to the holders of a majority of the shares of Series B Preferred, the cost of which shall be split evenly between the Corporation and the holders of Series B Preferred Stock (pro rata in proportion to the relative number of shares held by each of them). As promptly as is practicable, such investment banking firm shall deliver to the Corporation a written report as to the fair market value of the Corporation as a whole, on a going-concern basis, using customary and appropriate valuation methods, as of the date of the most recent unaudited financial statements of the Corporation filed with the Securities and Exchange Commission (and not taking into account any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation). Upon receipt of such report, the Corporation shall promptly send a copy thereof to each holder of Series B Preferred.

                  (iii) PROCEDURE UPON OBJECTION TO FIRST VALUATION. The valuation set forth in such report (the "First Valuation") shall be conclusive and binding on the Corporation and each holder of Series B Preferred unless within 14 days after receipt of such report, the holders of a majority of the outstanding shares of Series B Preferred notify the Corporation in writing that they disagree with such valuation. If such holders do so notify the Corporation, they shall promptly engage another nationally recognized, reputable investment banking firm, at the expense of the holders of Series B Preferred, pro rata in proportion to the relative number of shares held by each of them, to render another written report as to the fair market value of the Corporation (but without regard to any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation) as of the appropriate valuation date, a copy of which shall be promptly delivered to the Corporation.

                  (iv) PROCEDURE UPON OBJECTION TO SECOND VALUATION If the Corporation does not agree with the valuation of the Corporation set forth in the second investment banking firm's report (the "Second Valuation"), then either (i) the Corporation and the holders of a majority of the outstanding shares of Series B Preferred Stock shall agree on the fair market value or (ii) in the absence of such agreement, the Redemption Price shall be the arithmetic average of the First Valuation and the Second Valuation, unless the difference between the First Valuation and Second Valuation is greater than an amount equal to 5% of the higher of the two valuations, in which case a third investment banking firm shall be appointed by the two prior investment banking firms to render a written report as to fair market value (but without regard to any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation), the cost of which shall be split between the Corporation and the holders of Series B Preferred (pro rata among them in proportion to the relative number of shares held by each of them) equally, and the fair market value shall be equal to the arithmetic average of the two (2) closest valuations, unless the third valuation equals the arithmetic average of the First Valuation and the Second Valuation, in which case the fair market value shall be equal to the third valuation.

         (c) NOTICE. Notice of any requested redemption shall be given by certified or registered mail (return receipt requested), postage prepaid. Any notice given by the Corporation shall be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and shall specify the Redemption Date and the number of shares requested to be redeemed. On or after the Redemption Date as specified in any notice, the holder shall surrender such holder's certificate for the number of shares to be redeemed as stated in the notice to or from the Corporation. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares. Such certificates, if required, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. If any holder of Series B Preferred shall fail to tender its shares of Series B Preferred as provided above, the Corporation shall have the right to cancel said shares upon its books and pay to such holder the Redemption Price for such shares. Any such cancelled shares shall for all purposes be considered to have been redeemed as provided herein.

         (d) DIVIDENDS AND CONVERSION AFTER REDEMPTION. From and after the Redemption Date, no shares of the Series B Preferred to be redeemed on the Redemption Date shall be entitled to any further right to any dividends declared pursuant to Section 2 hereof or to the conversion provisions set forth in
Section 3 hereof, provided, however, that if the shares of Series B Preferred are unable to be redeemed pursuant to Section 6(a)(iii) and continue to be outstanding, such shares shall continue to be entitled to the declared dividends and to the conversion provisions set forth in Section 3.

         (e) REDEMPTION RANKING WITH SERIES A PREFERRED. If at any time the Series B Preferred has not been fully redeemed and at such time redemption of the Series A Preferred is required under the Series A Certificate, the Series A Preferred and Series B Preferred shall be redeemed on a pari passu basis. This
Section 6(e) is for the benefit of both the Series A Preferred and Series B Preferred and shall be deemed a preference, right and power of the Series A Preferred.

7.       COVENANTS

         (a) MATTERS REQUIRING VOTE OR CONSENT. Without limiting the rights of the holders of the Series B Preferred to vote as a class as required by law, so long as a holder of the Series B Preferred continues to hold at least 2,812 (as adjusted from time to time in accordance with Section 8 hereof) shares of Series B Preferred and such shares have been not converted to Common Stock (the "Ownership Threshold"), the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority (which majority shall include one or more of the Tudor Entities or their Affiliates provided that at such time the Tudor Entities and/or their Affiliates (if any) meet the Ownership Threshold determined in accordance with Section 7(c)) of such outstanding shares of Series B Preferred held by holders who continue to meet such Ownership Threshold:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws that would amend or change the rights, preferences, powers and privileges of the Series B Preferred; or

                  (ii) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred.

         (b) ADDITIONAL MATTERS REQUIRING VOTE OR CONSENT. The Corporation shall, for the benefit of any holder of Series B Preferred who meets the Ownership Threshold, for so long as less than 75% of the shares of Series B Preferred have been converted into Common Stock, not do any of the following unless the holders of a majority (which majority shall include one or more of the Tudor Entities or their Affiliates provided that at such time the Tudor Entities and/or their Affiliates (if any) meet the Ownership Threshold determined in accordance with Section 7(c)) of the shares of Series B Preferred held by holders who meet the Ownership Threshold have approved or otherwise agreed in writing;

                  (i)      SALE/PURCHASE OF ASSETS; MERGER.

                           (1) Sell or otherwise dispose of the capital stock of
                  SoftLock Services, Inc. ("Subsidiary") or any Other Subsidiary (as defined in the Purchase Agreement) or of all or a substantial part of the Corporation's assets or business or of all or a substantial part of the assets or business of Subsidiary or any Other Subsidiary (whether by sale of assets, exclusive license or otherwise);

                           (2) Purchase or otherwise acquire all or
                  substantially all of the capital stock of any corporation or equity interest in any other entity or lend money to any person or entity, or purchase a substantial part of the operating assets of any person or entity for a purchase price in excess of the lower of (i) $5,000,000, and (ii) 20% of the Corporation's and Subsidiary's consolidated net revenues for the twelve month period immediately preceding such purchase; or

                           (3) Consolidate with or merge into or with any other
                  person or entity or permit any other person or entity to consolidate with or merge into it (except that Subsidiary may merge into the Corporation, and a 100% Other Subsidiary may consolidate with or merge into Subsidiary or the Corporation or into another 100% Other Subsidiary); provided that the foregoing restriction does not apply to the merger of another corporation into the Corporation or Subsidiary, if:

                  (A) either (x) in the case of a merger into the Corporation, the Corporation is the surviving corporation and more than 50% of the outstanding common stock of the surviving corporation is owned by persons who prior to such merger owned Common Stock of the Corporation; or (y) in the case of a merger into Subsidiary, Subsidiary is the surviving corporation, remains a 100% subsidiary of the Corporation and more than 50% of the outstanding Common Stock of the Corporation after the merger is owned by persons who prior to such merger owned Common Stock of the Corporation; and

                  (B) After giving effect to the proposed merger or consolidation the surviving corporation will be engaged in substantially the same lines of business; and

                  (C) Immediately after the consummation of the transaction, and after giving effect thereto, no default under the Purchase Agreement, this Certificate or any other Financing Document (as defined in the Purchase Agreement) would exist.

                  (ii) FUTURE REGISTRATION RIGHTS. Except as set forth in the Amended and Restated Shareholders' and Rights Agreement dated as of February 10, 2000 (the "Shareholders Agreement") and except for an underwriting agreement between the Corporation and one or more professional underwriters of securities, the Corporation shall not agree to register any Equity Securities (as defined in the Purchase Agreement) under the Securities Act of 1933, as amended that will provide such other Equity Securities with registration rights which are preferential to or inconsistent with those granted to holders of the Series B Preferred under the Purchase Agreement.

                  (iii) CHANGES IN TYPE OF BUSINESS. Make any substantial change in the character of its business. Any business activities related to repetitive locking techniques or the distribution of electronic content will not constitute a substantial change in the character of its business.

                  (iv) DIVIDENDS AND DISTRIBUTIONS. Directly or indirectly declare or pay any dividends or make any distributions upon any of its Equity Securities other than (i) the dividend amount set forth in the Series A Certificate payable on the Series A Preferred and (ii) dividends and distributions on the Series A Preferred and the Series B Preferred, together as a single class for this purpose, pro rata in proportion to the number of shares of Series A Preferred and Series B Preferred.

                  (v) PURCHASE OF EQUITY SECURITIES. Directly or indirectly redeem, retire, purchase or otherwise acquire, any of the Corporation's, Subsidiary's or any Other Subsidiary's Equity Securities except (a) as permitted by the Purchase Agreement, the Shareholders Agreement, and this Certificate, (b) as required by the Series A Certificate or (c) from any employee upon termination of employment, but subject to Board approval.

                  (v) CONFLICTING AGREEMENTS. Become subject to any agreement or instrument, which by its terms would (under any circumstances) restrict the Corporation's, Subsidiary's or any Other Subsidiary's right to perform any of its obligations pursuant to the terms of the Purchase Agreement, this Certificate, the Shareholders Agreement, or the Corporation's By-laws (including, without limitation, all obligations relating to payment of dividends on and making redemptions of the Series B Preferred and conversions of the Series B Preferred).

                   (vi) AMENDMENT OF CHARTER DOCUMENTS. Except as contemplated by the Purchase Agreement, make any amendment to the Corporation's By-laws that has not been approved by action of the Board of Directors or any amendment to the Corporation's,


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         Subsidiary's or any Other Subsidiary's Certificate of Incorporation,
         including but not limited to this Certificate.

                  (vii) RELATED PARTY TRANSACTIONS. Enter into any transaction with any Related Party (as defined in the Purchase Agreement) or Affiliate, except as otherwise expressly contemplated by the Purchase Agreement.

                  (ix) ISSUANCE OF EQUITY SECURITIES. Issue, sell, grant or award or enter into any agreement or adopt any plan to issue, sell, grant or award any Equity Security (other than 36,765 shares of Series A Preferred Stock issued as of the date hereof and any shares of Series A Preferred Stock issued hereafter to the Series A Purchasers) or option to acquire any Equity Security (other than the warrants to purchase 1,964 shares of Series A Preferred granted to SI) with rights ranking senior or pari passu to the Series B Preferred as to liquidation preference, voting rights, registration rights, dividends or any other matters or rights.

         (c) DETERMINATION OF OWNERSHIP THRESHOLD. For purposes of determining whether a holder has met the Ownership Threshold, a person or entity shall be deemed to hold the number of shares of Series B Preferred owned by such person and any of its Affiliates (as defined in the Purchase Agreement) and in the case of any Tudor Entity (as defined in the Purchase Agreement), such Tudor Entity shall be deemed to hold the number of shares of Series B Preferred held by such Tudor Entity and any of its Affiliates and other Tudor Entities.

8. STOCK DIVIDENDS, STOCK DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS AND CONSOLIDATIONS

The following amounts and/or figures set forth hereinabove shall each be subject to appropriate adjustment for any stock dividends, stock split, combination or division of shares, recapitalization, reclassification, merger, consolidation, reorganization or the like affecting the shares of Common Stock or Series B Preferred (as the case may be and as appropriate) of the Corporation: (i) the dollar amount set forth in the first sentence of Section 3(a) hereof, (ii) the dollar amounts set forth in Section 4(a) hereof, (iii) the dollar amount set forth in Section 6(b)(i)(A) hereof, (iv) the $6.40 figure set forth in the first paragraph of Section 3(b) hereof, and (v) the number of shares set forth in Sections 3(d)(i)(3)(C), 3(d)(i)(3)(D) and 3(d)(i)(3)(E) hereof and (vi) the 2,812 figure set forth in Section 7(a).


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